June 2, 1997

Mr. Mark Dyne
Chairman and CEO
Brilliant Digital Entertainment, Inc.
6355 Topanga Canyon Boulevard Suite 513
Woodland Hills, CA 91367

Re: SITE MANAGEMENT AGREEMENT FOR CSI

Dear Mark:

CompuServe Incorporated ("COMPUSERVE") and Brilliant Digital Entertainment, Inc. ("MANAGER" or "YOU") desire to enter into this Agreement with each other. Under this Agreement, you agree to manage a Forum-Registered Trademark- area, "Product" area or another form of content site which CompuServe intends to make available to customers of CompuServe by way of information services of CompuServe. Capitalized terms used in this Agreement have the meanings given them in this letter or its attachments.

     1. THE SITE AND THE SERVICE. Manager agrees to manage the Site in cooperation with and support of CompuServe's operation and control of the Service and as a part of the Service. "SITE" means the organized set of content (which may include, among other things, images, text, computer programs, sounds, video and other works, information, products, services and features) and/or functionality referenced in Section 2 of this letter [SITE SET-UP AND DESCRIPTION] and with respect to which Manager has hereby agreed to provide the services specified in this letter. The "SERVICE" means CompuServe's information service[s] known as: "CSi," consisting of the sites, areas, content, features, functions, services and other characteristics offered and continued from time to time by CompuServe as a part of such information service[s] and identified by CompuServe as such from time to time.

     2.   SITE SET-UP AND DESCRIPTION.

          A. Manager shall set up the Site so that it is arranged and otherwise technically configured so that it is compatible with the various standards (systems-related, stylistic and otherwise) necessarily incident to, or established and communicated by CompuServe from time to time for, the Service or its various parts (the "SERVICE STANDARDS").

          B. Manager shall develop and maintain the Site so that it has the characteristics and meets the parameters set forth in this Section 2(B) (the "SITE CHARACTER").

               i.   SITE CHARACTER, SUBJECT MATTER AND PURPOSE.

                         a.   The Site shall be dedicated to the following
subject matter: multipath movies, serials and episodes, and other content to be developed as mutually agreed upon.

                         b.   The Site shall be geared to an audience having the
following characteristics: Members between the ages of 35-50 and their children, high average household income; owns PC and peripherals and wants experience that entertains; college educated; works in a white collar profession, or is a family-member of a white collar professional.

                         c.   The Site shall also have the following additional
characteristics: updated frequently, and some degree of unique content

               ii. SPECIFIC SITE DESCRIPTION: CONTENT, KINDS OF CONTENT AND CONTENT AREAS OF THE SITE.

               The Site shall include content consistent with the Site Character described above. In particular, the Site will contain primarily the following-described software, research information, service transaction capabilities, digitized files or other goods or service offerings available for immediate download subject to terms and conditions of site agreement, use, receipt or other fulfillment: the multipath engine, Digital projector, and the specific files for various episodes, movies, and serials (the "RESOURCE(S)").

               CompuServe acknowledges that Manager shall attempt to solicit offers from users of the Site for purchases of Resource(s). Manager agrees to at all times act with professionalism, honesty, reasonableness and fairness in all dealings with third parties, and to provide CompuServe immediately with any information CompuServe may request and which is directly or indirectly available to Manager, even if such information is otherwise available to CompuServe. The Resource(s) are represented by Manager, and therefore acknowledged by CompuServe, as being owned or licensed to Manager or to the following named person or entity:

               Brilliant Digital Entertainment, Inc.
               Mr. Mark Dyne
               Chairman and CEO
               6355 Topanga Canyon Boulevard Suite 513
               Woodland Hills, CA 91367

CONFIDENTIAL TO COMPUSERVE INCORPORATED                                   PAGE 2

               The Site will also include the following additional types of content or areas: a Brilliant Digital Entertainment (BDE) Forum, which will consist of a message (or "bulletin board") section, a library section and a conferencing (or "chat") area. Furthermore, Manager agrees that these sections and areas of the Site shall conform to the framework typical of Forum-Registered Trademark- areas on the Service. The library section may include additional databases or other materials that the Manager owns or is properly licensed to use in the Site, provided that including such content is consistent with the Site Character and is otherwise in compliance with this Agreement.

               Manager represents, warrants and covenants to CompuServe that it will make it clear to all who use the Site: (1) that CompuServe does not warrant, verify or endorse the reliability, reputation or quality of performance of Manager; (2) that any transactions pertaining to the Resource(s) are strictly between Manager and the user; (3) that CompuServe's sole function with respect to the transaction is to provide a communication and/or delivery service for use by the Manager and the user; (4) that CompuServe is not responsible (A) regarding the Resource(s), their merchantability, fitness for a particular purpose, title, quality, condition, performance or potential for causing harm,
(B) regarding any transaction concerning the Resource(s) nor (C) regarding any failure of Manager or any other person to perform or refrain from performing any act, to use due care or to comply with any law, regulation, contract or other duty; (5) Manager's policies in respect of time and details of delivery, returns, refunds, prices, costs, taxes, credit and other matters known to be important to potential customers for the Resources; and (6) Manager's business address and relevant contact information. Any such notices or communications shall be subject to CompuServe's review and approval from time to time.

FURTHER DETAILED DESCRIPTION OF THE SITE:
1. Brilliant Digital Entertainment Inc. HTML Site - this site will be available on a CompuServe-hosted HTML page only. It will contain the Digital Projector for download, which will be the engine on which the multipath movies, serials, and episodes are played. The site will also include the episodes, movies and serials that are available to view for a price, as outlined in Schedule A of this Agreement. CompuServe users shall pay prices that are a minimum of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% less than on the Internet sites.

2. Brilliant Digital Entertainment Inc. Forum - this area will contain materials and discussion related to the multipath movies, serials and episodes.

               Manager shall keep the Site up-to-date and use its commercially reasonable efforts to keep the Site compelling for the above-contemplated audience, and shall also add to the Site all updates, improvements and enhancements developed by or otherwise available to Manager as fits the Site Character and as pertains to the content available in the Site from time to time.

CONFIDENTIAL TO COMPUSERVE INCORPORATED                                   PAGE 3

               Unless authorized by CompuServe in writing, Manager shall include or permit in the Site only content or other services or features as specified above. Manager agrees it will not discontinue in the Site any particular category of or distinct portion of the Site's content unless authorized by CompuServe in writing, but this shall not be construed as precluding Manager from performing routine updating and maintenance of the Site's content.

               Manager shall support and manage all activities relating to functionality and use associated with the Site or its various elements, for example uploads and downloads of files by users where that capability applies.

               Manager acknowledges that it is familiar with the Service's end user agreement terms posted online (the "MEMBER AGREEMENT"), and the rights of CompuServe to amend same. Manager agrees that this Agreement shall not in any event be construed in a manner that would be inconsistent with rights of members or those of CompuServe under the Member Agreement as amended from time to time. Manager shall neither act nor omit to act in any way that would be inconsistent with such rights or with the terms of such Member Agreement.

               iii. SERVICE STANDARDS PERTAINING TO THE SITE.

                    Manager shall develop, maintain and manage the Site so that it conforms with CompuServe's Service Standards (defined above). The Service Standards comprise such standards as are communicated by CompuServe in CompuServe's Sysop Manual and in other publications, compilations, documentation and communications issued by CompuServe. Manager acknowledges it has received a copy of the Sysop Manual. CompuServe may change the Service Standards in its sole discretion, but shall provide Manager reasonable notice of these changes. As additional Service Standards, Manager, in coordination with CompuServe's appropriate business contact person, (a) shall be sure that CompuServe's contractor retained for certain content review purposes has determined or has all information necessary to determine whether (or to what extent) the Site ought to be placed within parental control utilities arranged for by CompuServe, and Manager shall comply and cooperate in connection with any such determination, and (b) shall cooperate and assist with any initiatives of CompuServe to implement technology known as (or similar to) "remote password authentication" (or RPA), and/or related technology.

     3. MANAGING THE SITE. The Manager shall: (A) maintain the availability of the Site on the Service and encourage and facilitate activity in the Site; (B) set up, maintain and manage the Site so that it continuously conforms with the Site Character; (C) remain familiar with and, with respect to the Site, notify CompuServe of a breach of the Member Agreement (defined above), as amended from time to time, provided that such notification obligation shall not apply if Manager has no actual or required contact with Users and if the Site has no interactive features or functionality; (D) diligently perform the Manager's obligations under this Agreement to prevent and remedy, with respect to the Site, acts or

CONFIDENTIAL TO COMPUSERVE INCORPORATED                                   PAGE 4
occasions of infringement or violation of any patent, copyright, trademark, trade secret, other intellectual property right, property right, contract or any other right, obligation, law, regulation, court order or legal rule; (E) maintain back-up and related procedures (using resources distinct from systems supplied, operated or maintained by CompuServe) to enable the prompt restoration or reconstruction of the Site's content in the event of loss of or damage to such content; (F) review and answer all messages from users of the Site on a prompt basis, but with no message going unanswered longer than 24 hours, except in cases where this is not practical; (G) promptly review and manage the files uploaded to the Site (if upload functionality is applicable to the Site), including, without limitation, testing them for viruses, worms, cancelbots, harmful components or corrupted data (and remedying any such situation), reviewing them with respect to infringement and--when appropriate--merge the files (i.e., arrange for them to be available for viewing and other contemplated uses by users of the Site), at least once every 24 hours; (H) update the Manager's announcement area so that messages and announcements are accurate and current; (I) if the Site is in the nature of a Forum area (or has a chat, messaging board or library area) visit the "Sysop Forum" regularly (but at least once every 24 hours) for the purposes of staying familiar with matters pertaining to the Service and for checking for messages and announcements from CompuServe; (J) check and retrieve mail from the Manager's CompuServe e-mail box regularly (but at least once every 24 hours); (K) to the extent the Site is referenced in Section 2(b)(ii), above, as being in the nature of a "Product Site," continuously review the Product content and maintain its reliability, editing or otherwise controlling the Product content as necessary or appropriate; and (L) continuously work to keep the Site free of abusive or otherwise wrongful acts or omissions of others, and the effects thereof.

     The Site shall be hosted on computer facilities operated by or on behalf of CompuServe and supplied by CompuServe for such purposes. Manager shall comply with CompuServe's requirements relating to these resources, including access to, use of and the availability and limitations of such resources.

     4. PAYMENT. In consideration of the performance of this Agreement, each party shall pay to the other such fees and other amounts required of it in SCHEDULE A of this Agreement. Unless otherwise provided in SCHEDULE A, all required payments shall be made within a reasonable time after they have become due, usually within not more than sixty (60) days thereafter. However, if needed information is incomplete, or necessary calculations are unable to be made, in time for payment to be made within this time, payment shall be due within a reasonably prompt time after such information and/or calculations is complete and/or can be made. Each party shall bear its own expenses of entering into, performing and administering this Agreement, unless otherwise set forth in SCHEDULE A.

     Except with CompuServe's written consent, in the form of a signed amendment to this Agreement expressly referencing this paragraph, Manager shall not include or permit any third party to include any premium charges, surcharges or other fee or charge in connection with the Site, or any other commercialization or commercial activity in connection with the Site, all

CONFIDENTIAL TO COMPUSERVE INCORPORATED                                   PAGE 5
such rights being reserved exclusively to CompuServe. Except as may be specified in this Agreement, Manager shall have no right, title or interest in or to any finders fee or other charge in connection with any such activities that CompuServe may conduct or authorize, nor in or to any profits or revenue of CompuServe.

     5.   PERFORMANCE CRITERIA.

     Manager acknowledges that the Site must: (A) be and remain available to Users and meet the Service Standards within 120 days after the setup and availability of the site; and (B) beginning on the 121st day after initial Site availability., have User participation in the Site of an average of two-hundred fifty (250) unique User IDs per week (the "WEEKLY TARGET"), as measured by CompuServe's systems, during each 4-week period immediately preceding the date as of which the calculation is made. Such calculations may be made (on a rolling basis) for any week(s) ending on or after the 121st day after initial Site availability (weeks to be 7-day calendar weeks, Sunday through Saturday, unless otherwise established by CompuServe). These criteria will be referred to as the "PERFORMANCE CRITERIA." Manager agrees that time is of the essence of this paragraph. The Weekly Target shall remain equal to the amount specified above in this paragraph, unless adjusted in accordance with express terms elsewhere in this Agreement providing for such a change.

     6. TRAINING. As may be requested by CompuServe from time to time, Manager will cause up to two of its personnel to attend training in Columbus, Ohio, as indicated in this paragraph. CompuServe shall in such cases provide training in Columbus, Ohio for 2 individuals regarding the management and operation of areas such as the Site, together with up to 2 copies of materials made available in connection with such training, such as a Sysop Manual. Such training shall be on an as available basis, onsite at CompuServe's facilities; Manager shall endeavor to take such training on a schedule designed to optimize the effectiveness of such training. CompuServe shall bear the cost of instructors, facilities and other training resources. Manager will be responsible for all travel, lodging and other expenses pertaining to attending training. CompuServe generally will not suggest training if Manager's personnel have previously attended such training.

     7.   MARKETING PROGRAM.
     MARKETING PROGRAM. The parties agree to perform their respective obligations as set forth in SCHEDULE B of this Agreement (the "MARKETING PROGRAM"). Each party acknowledges and agrees that the arrangements set forth in the Marketing Program are of crucial importance to the respective commercial interests of each party and therefore commits to the other party that it shall use commercially diligent efforts to perform such duties with a goal of maximum effectiveness, and to cooperate as fully as is reasonably possible with the reasonable requests of the other party regarding the timing, focus, approach and other details pertaining to such performance.

CONFIDENTIAL TO COMPUSERVE INCORPORATED                                   PAGE 6

     8. TERM. The initial term of the Agreement is for one (1) year. The Agreement will be automatically renewed for consecutive one (1) year terms unless a party gives written notice of non-renewal at least 30 days before the end of the then-current term.

     In the event CompuServe has with respect to a particular period or set of circumstances paid Manager an advance, minimum or similar pre-payment and this Agreement is terminated for any reason prior to the completion or fulfillment of such period or circumstances, then Manager, immediately upon such termination, shall repay CompuServe the portion thereof pertaining to such incomplete or unfulfilled period or circumstances, on a straight-line, pro-rata basis unless otherwise arranged.

     9. PROMOTIONAL MATERIALS AND PUBLICITY. Manager understands that any trade show materials, advertising, brochures, promotional materials, marketing materials or other publicity, whether in print, electronic form or otherwise ("PROMOTIONAL COMMUNICATIONS") that directly or indirectly make any reference to or otherwise use any trademark, service mark or trade name of CompuServe, or otherwise directly or indirectly reference CompuServe, the Service or the Site, must be with the prior written approval of CompuServe in such cases. Any such approval requested is not to be unreasonably withheld or delayed, and no endorsement, legal review, legal approval or verification of accuracy by CompuServe with respect to such communications shall be inferred or construed by virtue of any such approval or of this paragraph, such responsibilities being the obligations of Manager. No approval shall be inferred as continuing or pre-approved by reason of any prior approval given by CompuServe or course of practice.

     10. ADDITIONAL AGREEMENT DOCUMENTS. The terms of the following documents (including those of any additional documents they expressly reference as binding, such as documents containing Service Standards) are an integral part of this letter and are hereby made a part of this letter: (A) Schedule A -- Compensation; (B) Schedule B -- Marketing Program; and (c) General Terms & Conditions (collectively, the "AGREEMENT").

THIS AGREEMENT will be effective only when and if (A) the Manager signs and completes two copies of this Agreement under "Agreed to by Manager" below, (B) the Manager returns them to CompuServe, and (C) CompuServe signs both copies under "Accepted by CompuServe" below and delivers one copy to the Manager. Without compliance with the foregoing, no delivery of this document by CompuServe to Manager for any purpose will be binding on CompuServe in any way. The effective date of this Agreement is the date indicated below CompuServe's signature.

CONFIDENTIAL TO COMPUSERVE INCORPORATED                                   PAGE 7

AGREED TO BY MANAGER:

Brilliant Digital Entertainment Incorporated, a California corporation

BY: /S/ Mark Dyne
Name: Mark Dyne
Title: Chairman and CEO

Notice address:

Brilliant Digital Entertainment, Inc.
6355 Topanga Canyon Boulevard Suite 513
Woodland Hills, CA 91367
Attention: Mr. Mark Dyne
Notice fax: 818-346-6303


ACCEPTED BY COMPUSERVE:

COMPUSERVE INCORPORATED, an Ohio corporation

BY:  /S/

Name:
      --------------------------------
Title: Chairman and CEO

Notice address:

CompuServe Incorporated
5000 Arlington Centre Blvd.
Columbus, Ohio 43220
ATTENTION: Legal Department
Notice fax: 614/457-9665


EFFECTIVE DATE OF THIS AGREEMENT:
                                   ---------------------------------------


BUSINESS-CONTRACT INFORMATION:


FOR MANAGER:

Name: Mark Dyne
Title: Chairman and CEO
Telephone: 818-346-3653
Fax: 818-346-6303

FOR COMPUSERVE:

Name: Alex Nikifortchuk
Title: Business Line Manager
Telephone: 614-538-3250
Fax: 614-457-0078


DOCUMENT ELEMENTS:
-    Site Management Letter Agreement (this document)
-    Schedule A -- Compensation
-    Schedule B -- Marketing Program
-    General Terms & Conditions

CONFIDENTIAL TO COMPUSERVE INCORPORATED                                   PAGE 8

                                   SCHEDULE A

                                  COMPENSATION


In consideration of the performance of this Site Management Agreement, the parties shall be entitled to compensation as set forth in this Schedule A.

1. COMMERCE FEES. CompuServe shall pay Manager CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%) of all funds actually collected by CompuServe for a given month as payment by Users of the purchase price for transactions executed within, through or on the Site ("COMMERCE FEES"). Manager is responsible for all reports, filings, taxes, interest, penalties and other assessments due or required by third parties in connection with such transactions. CompuServe may, as necessary in connection with the sale of disks, establish a reserve for returns, canceled orders and the like, and shall also be entitled to a refund or credit in the event of returns, cancellations and the like occurring subsequent to a corresponding payment of Commerce Fees to Manager, where CompuServe has in good faith refunded or credited such amounts to the User(s).

2. CONNECT-TIME FEES. CompuServe shall pay Manager a fee of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%) of the Revenue from Access to the Forum as a basic area on the Service ("CONNECT FEES"). CompuServe reserves the right to determine the billing rates for the Site and each part of it, whether included in the Service as a basic or a surcharged area. This connect-time fee shall apply until such time as the Forum is converted to HTML. At that time no payment shall apply for any activity associated with the Forum. However, Manager will continue to operate and manage the Forum so long as the Site remains on CompuServe, unless otherwise agreed upon by both Parties in writing.

3. SPONSORSHIP, PRODUCT PLACEMENT AND OTHER ADVERTISING FEES. Manager agrees to work with CompuServe to incorporate product placement, billboards, or other sponsorship opportunities into the multipath movies, serials, and episodes on the Site. In the event that CompuServe sells the sponsorship or product placement, CompuServe shall take for it's own CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of all funds actually collected by CompuServe for said sponsorship or product placement, and will pay Manager CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%) of the remainder. In the event that Manager sells the sponsorship or product placement, Manager shall take for it's own CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of all funds actually collected by Manager for said sponsorship or product placement, and will pay CompuServe CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND

FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%) of the remainder.

4. BOUNTIES. CompuServe shall pay Manager the fee set forth below ("BOUNTY(IES)") for individuals who become qualified Users during a given month while this Agreement is in effect and have been acquired as new members of the Service through Manager's execution of the marketing program set forth in SCHEDULE B, attached (the "MARKETING PROGRAM"). A bounty will be paid to Manager for a qualified User that was obtained through Manager's efforts prior to the termination. A "QUALIFIED USER" is a new member of the Service who: (a) does not have an existing membership to the Service; (b) becomes a member of the Service in direct response to Membership Kits (defined in SCHEDULE B) or a toll-free inquiry phone number specifically designated for Manager's use in executing the Marketing Program; and (c) remains a member of the Service in good standing for at least three (3) paid months.

 Bounty Fee: A one-time bounty payment of $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per qualified User.

5. SPONSORED ACCOUNT(S). CompuServe shall provide Manager with two (2) User ID(s) to allow Manager to Access the Service. The maximum permitted usage through each User ID is one-hundred fifty (150) hours per month per User ID, to be used primarily in connection with Manager's performance of its responsibilities as defined in this Agreement.

     CompuServe may, in its sole discretion, charge You for any use of the Service or other CompuServe resources that exceeds the above-stated amount. All calculations are made at then-current rates. You are responsible for paying local, long-distance and other communications charges You incur while using a communications network other than CompuServe's. In using the Service or other resources that CompuServe provides, you and your employees and agents are bound by the Member Agreement (as amended from time to time) posted on the Service, and the terms of any separate sponsored account agreement required by CompuServe.

     Agreed to by Manager:              Accepted by CompuServe:


     By: /S/                       By: /S/


     Date: SEPTEMBER 11, 1997           Date: SEPTEMBER 18, 1997
           ------------------                 ------------------

CONFIDENTIAL TO COMPUSERVE INCORPORATED                                 PAGE A-2

                                   SCHEDULE B

                                MARKETING PROGRAM

     Manager agrees to perform the marketing duties set forth in this Schedule. Manager acknowledges the obligations set forth in Section 9 of the Letter of Agreement (Promotional Materials and Publicity). Manager shall cooperate with any efforts or guidelines of CompuServe to make the marketing program(s) set forth below effective, and/or to make them consistent with an image appropriate for the Service and the Site.

     Manager understands that any trade show materials, advertising, brochures, promotional materials, marketing materials, product or packaging stickers, press releases or other publicity, whether in print, electronic form or otherwise (previously defined as "Promotional Communications") that directly or indirectly make any reference to or otherwise use any trademark, service mark or trade name of CompuServe, or otherwise directly or indirectly reference CompuServe, the Service or the Site, must be with the prior written approval of CompuServe in such cases. Any such approval requested is not to be unreasonably withheld or delayed, and no endorsement, legal review, legal approval or verification of accuracy by CompuServe with respect to such communications shall be inferred or construed by virtue of any such approval or of this paragraph, such responsibilities being the obligations of Manager. No approval shall be inferred as continuing or pre-approved by reason of any prior approval given by CompuServe or course of practice.

1.   MEMBER ACQUISITION ACTIVITIES

DEFINITIONS -- As used in this Agreement, the following terms have the meanings here given to them:

     "SITE BROCHURE" means a promotional work dedicated exclusively to and descriptive of the Site, but also containing clear and complete information describing how recipients can obtain Membership Kits from CompuServe.

     "MEMBERSHIP KIT" means a combination of one or more of the following items, as determined by CompuServe from time to time: software for accessing the Service (e.g., CompuServe's interface software); instructions for signing up for the Service; a User ID; a password; introductory usage credit; and/or such other elements as CompuServe may identify from time to time.

     (a) PRESS RELEASE. You (Manager) shall create and distribute a press release announcing the Site within sixty (60) days after the effective date of this Agreement.

     (b) SITE BROCHURE DEVELOPMENT AND DISTRIBUTION. You shall, print and prominently include a SITE BROCHURE into/with all products and services that you market or distribute and all Promotional Communications you issue in connection with such products or services. The Site Brochure is to be of a high quality and contain clear, useful and compelling information about the Site and describe how recipients can obtain MEMBERSHIP KITS from CompuServe. You shall also, where possible, Site Brochures (or a similar communication you adapt for such purpose) at all trade and consumer shows you attend, and shall be sure to have an adequate supply on hand for such purposes. You shall start to include and distribute Site Brochures as described above within forty-five (45) days of the site becoming effective.

2.   MEMBERSHIP KIT FULFILLMENT

          CompuServe shall, on an "as available" basis, undertake to fulfill requests for Membership Kits that result from the above member acquisition efforts and are received from prospective members of the

Service who have called CompuServe by using agreed upon toll-free phone number(s). CompuServe may suspend or terminate further fulfillment if it determines it is not likely to be effective.

3.   MEMBERSHIP MARKETING

     (a) CompuServe shall promote the Site as frequently as possible in service-wide What's New announcements.

     (b) CompuServe shall promote the Site in the Tip Sheet direct mail piece for CSi members.

     (c) CompuServe shall provide and set up a Brilliant Digital Entertainment Forum at no cost to Manager. This Forum can be used as a promotional tool for the Site and its contents.

     (d) CompuServe shall provide the Site with favorable menu positioning within the Arts & Entertainment Community.

     (e) CompuServe shall include the assets of Brilliant Digital Entertainment's Multipath Movies on CD-ROMs sent out to members and other prospects, which assets enable the users to utilize the site. The BDE assets must first be approved by CompuServe's Quality Assurance department before they can be included on the CD-ROMs. CompuServe reserves the right to discontinue the distribution of these assets at their sole discretion. Should CompuServe discontinue the distribution of BDE assets on their CD-ROMs, Brilliant Digital Entertainment shall then have the right to terminate this Agreement upon 30-days written notice.


     Agreed to by Manager:              Accepted by CompuServe:



     By: /S/                       By: /S/


     Date: September 11, 1997           Date: September 18, 1997
           ------------------                 ------------------

1. BACKGROUND AND DEFINITIONS. CompuServe intends to offer its customers Access to the Service. The term "SERVICE" is defined in the Letter Agreement. "ACCESS" means being connected to the Service or the Site. "USERS" are persons who Access the Service. "SITE" is

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

defined in the Letter Agreement. "LETTER AGREEMENT" refers to a document styled in the form of a letter of agreement, naming CompuServe and Manger as its parties, describing the Site and various duties and incorporating these General Terms & Conditions. Other capitalized terms used herein have the meanings given them in the Letter Agreement or its other attachments. Terms such as "content" and "information" are intended to have the broadest construction reasonably possible unless context or other terms of this Agreement indicate otherwise.

2. YOUR ROLE. In addition to the obligations set forth in the Letter Agreement and its other attachments, Manager shall:

     A. at all times present the Site and its contents, and conduct itself with respect to the Site and Service, so as to project a professional and positive image of the Site, the Service and CompuServe. You shall ensure that your employees, agents and subcontractors at all times comply with this requirement and this Agreement;

     B. within ten (10) days of notice from CompuServe, correct any conditions that do not meet the Service Standards or are not permitted by this Agreement. CompuServe may remove the Site or any part of its from the Service until all of these conditions are corrected.

     C. within 24 hours of notice from CompuServe, remove from the Site any information which CompuServe counsel advises likely: (i) infringe an intellectual property right (such as partner, copyright, design, trademark or trade secret); (ii) libel, defame or invade the privacy, or violate other rights, of any person; or (iii) violate any agreement, duty or applicable law, regulation, rule or order;

     D. not reproduce, distribute or commercially exploit information obtained through the Service or participate in or allow these activities by any person except as CompuServe consents, except for the purposes of distributing, promoting or selling Multipath Movie-TM- updates, CD's etc.;

     E. refrain from activities within the Site that promote products or services that compete with the Service;

     F. except as set forth in the Letter Agreement, not use the Service or permit the Site to be used to directly or indirectly advertise goods or services or conduct surveys without CompuServe's prior consent;

     G. not post or require agreement to any rules or agreement terms except with the consent of CompuServe (such consent not to be construed as review or approval of the legal sufficiency thereof), and shall remove any such rules or terms as CompuServe may request; and

     H. as requested by CompuServe, assist CompuServe with its promotional and customer service efforts and with Site-related inquiries and requests from Users, prospects, governmental bodies and other third parties.

3.   COMPUSERVE'S ROLE.

     A. In addition to the obligations set forth in the Letter Agreement and its other attachments, CompuServe shall:

          i. provide access to computer resources CompuServe generally makes available to others similarly situated for purposes of assisting with the management of sites on the Service, to be used only for performing Your duties under this Agreement;

          ii. promote Access to the Service, subject to its marketing and business decisions; and

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          iii. require all paying Users of the Site to agree to the following terms of the current Member Agreement (as such terms may be amended from time to time): Sections 7.4 (Limitation on Use of Content), 12 (Disclaimer of Warranties and Exclusion of Liability), 13 (Indemnity) and 14 (Third Party Beneficiaries), or such variations thereof as CompuServe may in its discretion deem appropriate given the circumstances of Users' means of Accessing the Site.

     B. Notwithstanding any other provision of this Agreement, CompuServe may change the Service and its offering of the Service. In particular, CompuServe remains free (i) to offer, operate, set pricing for, enhance, adapt, establish and administer advertising on, bundle, unbundle, restructure and otherwise modify the Service, in whole and in part and in its sole discretion, as well as (ii) to cease or refrain from doing so. CompuServe will not, however, make substantive editorial revision of any content identified in this Agreement as proprietary to Manager or its grantors, nor use same other than in the context of an information or Internet service offering or in promoting the Service or a part of it.

          CompuServe may also, with respect to the Service, change system architecture, rules of operation, billing periods, Service availability periods and User identification procedures, and may also change processes or formats for data configuration, storage or transmission, Service access software and equipment, software, tools, documentation and other materials used or required for operating, maintaining, modifying or otherwise supporting or administering the Service or its parts. CompuServe may also change the Service Standards from time to time.

          CompuServe shall endeavor in good faith to keep Manager advised of all changes of the kind referenced in this Section 3(B).

     C. In the event (i) CompuServe alters its pricing structure for the Service, modifies the Service Standards or discontinues the Service or a significant part thereof, and (ii) such change causes or will cause a demonstratable, material adverse effect for Manager and/or CompuServe with respect to payments under or operations central to performing this Agreement, then either party may so notify the other and (if the notice so states) thereby terminate this Agreement effective ninety (90) days after such notice is given and received; provided, however, that such termination shall not be effective if within such ninety (90) day period CompuServe cancels such change or makes other adjustments such that the material adverse effect ceases or is substantially cured or offset, or the parties reach an agreed resolution (signed by both parties). The parties shall cooperate with each other in good faith during any such period.

4. LICENSE. You grant to CompuServe a worldwide license to (A) as part of the Site provide Users, consistent with all usage available to Users under the Member Agreement (as amended from time to time) and including that customarily available to users of the Service, with Access to and use of any portions of the Site that You own, with respect to which you have obtained a license for the Site from a third party or that You have similarly arranged to provide and (B) make such reproductions, distributions and displays and do such other acts as are reasonably related to CompuServe's business of providing such Access and use. You understand and agree that CompuServe may conduct caching regarding the Site and other content or sites, establish (or consent to the establishment of) hypertext links and other and/or "pointers" in and/or

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

to the Site, include the Site in indices or rating services and otherwise make the Site and its contents available or accessible as a part of the Service.

5. OWNERSHIP. Manager owns all original or licensed material that it places in libraries on the Site, and Manager grants CompuServe a worldwide fully-paid license to display or use throughout the Service and its methods of delivery all material Manager places on the Site. Manager and its grantors (specifically Users for purposes of this Agreement) retain any and all proprietary rights they might have in and to any content Manager makes available in the Site or any information, software, tools and developments Manager owned prior to its relationship with CompuServe or developed by Manager independent of this Agreement or its performance. As between CompuServe and Manager, all proprietary rights (including, without limitation, copyright, patent trademark and trade secret rights) in or to the Site, the Service and any software or tools (specifically excluding 3rd party software or tools) used for accessing, operating, maintaining or managing the Service or any sites or areas included as part of the Service, in or to any advertising data, User or usage related data, User lists or other data specific to the Service or its sites or areas, in or to any names, labels, slogans, indicators, or sources or other identifiers under which the Service or any of its sites, areas or content are provided (except any such identifiers listed on an attachment hereto) and any commands (including "GO" commands) and other reference terms for the Service or its sites or areas (including without limitation, quick reference words) shall be and remain the exclusive property of CompuServe. Neither party obtains rights to any information gathered in performing its obligations or exercising its rights under this Agreement. Manager understands it has no right, title or interest in or to any content or communications uploaded, posted, or otherwise transmitted on or to the Site or the Service by Users, all such right, title and interest being reserved exclusively to such Users, their grantors and/or CompuServe.

Manager will have access to the e-mail addresses of customers who have joined the Manager's Forum for purposes of sending notification of player updates, new Multipath Movie-TM- releases, or other informational messages pertaining to Manager's Multipath Movie-TM- site. Manager shall also have similar promotional opportunities through larger system-wide mailings to members through the CompuServe promotional department and based upon the approval of the promotional department.

6. CONTENT DISTRICTS. CompuServe may in its discretion establish areas or organizational structures available as part of the Service that serve to group specified kinds of content or sites available on the Service ("CONTENT DISTRICTS"). CompuServe may do this by way of special menu interfaces, technology, access controls or other means. Manager shall not permit any content in (or to remain in) the Site if, in CompuServe's judgment, this could render the Site similar to or competitive with the content or sites within any such Content District; except if and to the extent the Site is within, and is authorized by CompuServe to be and remain within, such Content District. Although CompuServe may grant and revoke such authorizations in its discretion, authorizations to Content Districts established after the Effective Date will be granted on a reasonable and good faith basis and once an authorization is granted, such grant shall continue during the term of this Agreement so long as the Site continues to meet the authorization criteria established by CompuServe and the Site District is not discontinued or substantially changed.

7.   CONFIDENTIALITY.

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

     A. Neither party may disclose or use any of the other party's Confidential Material, except to the extent necessary to perform or to exercise rights under this Agreement and except as required by laws and regulations applicable to the business and current and future operations of the parties. Each party shall implement reasonable measures to prevent its employees, agents and subcontractors from violating this restriction.

     B. "Confidential Material" is any and all information (regardless of form and including all copies) relating to the business of the disclosing party: (i) of which the receiving party becomes aware because of its performance of or activities surrounding this Agreement; (ii) which is not generally known at the time of disclosure to the receiving party; and (iii) which is treated as, or is known (or reasonably should have been known) to the receiving party to be considered as, confidential by the disclosing party.

     C. Although not an exhaustive list of Confidential Material, the following items are presumed to be "Confidential Material:"

          i. product or service developments and specifications, business plans, computer programs and system documentation, marketing plans, financial plans and any know-how, protocols, formulas, methods, techniques, concepts and ideas pertaining to the Service, to operating or managing a site on the Service or to either party's business;

          ii.  the terms of this Agreement;

          iii. information exchanged in the "SYSOP" or "BIZPART" areas of the Service;

          iv. names of, identifying or location information pertaining to, demographics of and survey results with input from, Users or customers and other service providers of CompuServe;

          v. information which has been specifically designated as being confidential or secret;

          vi. information that is deemed to be a trade secret, or have similar status; and

          vii. copies, in any medium, of any of the above.

     D.   "Confidential Material" does NOT include information that:

          i. is or becomes generally available to the public other than by disclosure by the receiving party;

          ii. was known to the receiving party at the time of disclosure from a source other than the disclosing party and this knowledge is shown in the receiving party's written records;

CONFIDENTIAL TO COMPUSERVE INCORPORATED                                 PAGE B-6

          iii. is or becomes known to the receiving party from an independent source and the receiving party can show that it knows of and should anticipate no restriction on disclosure binding on the source; or

          iv. is independently developed by the receiving subcontractors who perform any aspect of this Agreement are familiar with this Agreement (as well as the Member Agreement) and comply with it at all times.

8. SOLICITATION. During the term of this Agreement and for 12 months following termination of this Agreement, neither CompuServe or Brilliant Digital Entertainment shall directly or indirectly solicit or participate in soliciting, on their own or any other person's behalf:

     A. in the case of Brilliant Digital Entertainment, any of the Users or CompuServe's other customers to compete with CompuServe;

     B. in the case of CompuServe any customers of Brilliant Digital Entertainment (excluding CompuServe members);

     C. any of the other parties suppliers or contractors to compete or terminate a relationship with the other party; or

     D. any of the other parties employees or agents to terminate a relationship with the other party;

9. SPECIAL RELIEF. Any breach of Sections 5 (Ownership), 7 (Confidentiality) or 8 (Solicitation), 12B (duties on termination) or any provisions of the Letter Agreement identified as "Service Alliance" provisions would cause irreparable injury not compensable solely in money damages. If a party breaches or threatens to breach any of those provisions, the other party is entitled to a restraining order, preliminary injunction or other equivalent or appropriate relief it may have at law or in equity, as to the breach or threatened breach.

10.  WARRANTIES, PERFORMANCE COVENANTS, CLARIFICATIONS, AND DISCLAIMERS.

     A. The following warranties and performance covenants are deemed to be made continuously during the term of this Agreement; each party shall promptly notify the other of any fact, event or circumstances that causes one or more of its warranties or performance covenants to be untrue or breached.

          i. WARRANTIES. Each party represents and warrants to the other that:

               a. it has all necessary corporate and organizational power and authority necessary to enter into this Agreement and that, to its knowledge, neither the entering into nor the existence of this Agreement will cause it to be in violation of any other agreement or duty or any applicable law, regulation, rule or order;

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

               b. it is carrying on its business, is financially solvent, is not the subject of bankruptcy, insolvency or any liquidation or receivership proceeding and (with respect to Manager) is not contemplating any transaction or plans that Manager knows or should know would materially affect the value of the Site's content or this Agreement to CompuServe; and

               c. to its knowledge, no claim is pending against it that, if true or resolved adversely to it, would cause any representation, warranty, performance covenant or other covenant set forth in this Agreement to be untrue or breached.

          ii. PERFORMANCE COVENANTS. You make the following performance covenants:

               a. that You shall at all relevant times have sufficient rights with respect to all content and services you supply to the Site;

               b. that neither Your conduct, elements constituting the Site not provided or prepared by CompuServe nor the content other than such content as may be supplied or prepared by CompuServe, or activities within the Site infringe upon any patent, copyright, trademark, trade secret or other intellectual, industrial or proprietary right; and

               c. that neither Your conduct, the Site nor the content or activities within the Site shall libel, defame, cause injury to, invade the privacy of or otherwise violate any rights of any person, nor in any material manner violate or breach this Agreement, any other agreement or duty or any applicable law, regulation, rule or order.

     B. Manager's foregoing warranties and performance covenants applicable to the Site or its content shall be construed to apply to any hypertext links or other links in the Site other than links required or installed by CompuServe that lead directly to any websites, Internet-based sites or other areas or sites remote to the Site, and to any content and activities within such areas or sites as if included within the Site itself.

     C. COMPUSERVE PROVIDES THE SERVICE AND ANY RESOURCES IT SUPPLIES OR COMMITS TO ON AN "AS IS" AND "AS AVAILABLE" BASIS. EXCEPT AS STATED IN THIS
SECTION 10 OR IN THE LETTER AGREEMENT, ANY PRODUCTS, SERVICES OR OTHER PERFORMANCE PROVIDED OR TO BE PROVIDED BY COMPUSERVE UNDER OR IN CONNECTION WITH THIS AGREEMENT IS PROVIDED OR PROMISED ONLY ON AN "AS IS" AND "AS AVAILABLE" BASIS AND THERE ARE NO REPRESENTATIONS, WARRANTIES OR GUARANTEES BY COMPUSERVE OF ANY KIND, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT. COMPUSERVE EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE, MERCHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER NATURE. THIS AGREEMENT SHALL NOT BE CONSTRUED TO INCLUDE, NOR SHALL EITHER PARTY HAVE RIGHTS OR OBLIGATIONS ARISING OUT OF, ANY COURSE OF

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

DEALING, USAGE, CUSTOM OR TRADE PRACTICE. NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS A WARRANTY OR COMMITMENT BY COMPUSERVE, NOR SOURCE OF RELIANCE BY MANAGER, THAT ANY FACILITY, PRODUCT OR SERVICE OPERATED OR OFFERED BY COMPUSERVE, WILL BE ERROR-FREE, UNINTERRUPTED, UNCHANGED OR CONTINUE TO BE OPERATED OR OFFERED BY COMPUSERVE OR OTHERWISE AVAILABLE.

11.  INDEMNIFICATION AND LIMITATION OF LIABILITY.

     A. INDEMNITY. Each party (as "INDEMNITOR") agrees to defend, indemnify and hold harmless the other party (the "INDEMNITEE") with respect to any third party claim or action asserted against the Indemnitee based on or arising out of a breach or violation by the Indemnitor of a warranty, representation or performance covenant specified in Section 10 above, of any right of any third party or of any law, regulation, rule, order or other legal duty, including all damages, costs and expenses (including reasonable defense fees, costs and expenses) as awarded or settled upon in connection with such claim or action or as incurred as a result of or in connection with defending such claim or action; provided such claim or action arises out of or relates to this Agreement including without limitation its performance or non-performance. The Indemnitee will promptly notify the Indemnitor of any claim or action as to which this indemnity obligation might apply, will (upon mutual agreement on defense counsel) allow the Indemnitor to conduct and control the defense of any such claim or action with respect to which it claims indemnity relief hereunder (and will provide reasonable assistance with same, at Indemnitor's expense) and neither party will settle any such claim or action without the prior written consent of the other. The Indemnitee may also participate in any such claim or action, and its defense, at its expense.

     B. LIMITATION OF LIABILITY. Insofar as arising out of or relating to this Agreement, including without limitation its breach, performance or non-performance or any of its subject matter, neither party shall be liable to the other for any loss or damage constituting or relating to business interruption or loss of or damage to revenue, profits, data or business opportunity, nor for any special, exemplary, consequential, incidental or indirect loss or damages. These limitations apply in full regardless of the theory of relief upon which any claim is based (including, without limitation, any form of negligence), regardless of whether a party charged with fault or liability was advised or knew of the possibility of the loss or damage claimed or its likelihood, and regardless of any claim or finding that any warranty, representation, covenant or remedy failed of its essential purpose; provided, however, that they shall not apply to limit or reduce any express purpose; provided, however, that they shall not apply to limit or reduce any express obligation of a party to indemnify the other party with respect to third party claims, nor to a violation of Sections 4 (License) or 5 (Ownership) nor to an intentional violation of
Section 7 (Confidentiality).

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

12.  TERMINATION.

     A. Either party may terminate this Agreement in the event the other party fails to cure a material breach of this Agreement within ten (10) days of receipt of written notice of such breach and termination, and also as provided for in Section 3(C) above and in Section 13(B). In addition, if due to extraordinary market or industry developments not within the reasonable control of CompuServe, CompuServe determines it is necessary to change the basis for the compensation provided for in this Agreement and a new basis for compensation is not mutually agreed upon, either party may terminate this Agreement by giving 90 days written notice. CompuServe may terminate this Agreement in its discretion, on thirty (30) days notice, in the event Manager fails to meet any of the Performance Criteria (set forth in the Letter Agreement) or engages in conduct detrimental to the Service and repeatedly engages in such conduct despite written notice from CompuServe, including specific reference to the possibility of termination.

     B. On termination, the parties shall cooperate with each other reasonably and in good faith to facilitate a smooth transition from Manager's provision of services and (if applicable) content, with the goal of furthering a transparent, non-interrupting transition from the viewpoint of members of the Service, Subject to the outcome of any such efforts, the parties will work together to promptly return to You any content in the Site, or otherwise related to this Agreement, that is proprietary to You or your grantor (excluding Users). While any notice of breach or termination is pending, You shall continue to perform the service for CompuServe in a professional manner. Upon any termination (or while a notice of termination or breach is pending) You shall not change or affect the Site in any way except as first notified to and approved by CompuServe, in writing, or as a natural consequence of Your services pursuant to the preceding sentence. The duties set forth in this paragraph are CompuServe's sole obligations with respect to content or other information you may have supplied.

13.  GENERAL.

     A. PAYMENT, TAXES. Unless otherwise set forth in this Agreement, all payments of fees and other amounts will be made in United States currency, and may be made by any reasonable means. Either party may also defer payment until the amounts owed exceed US$1,000. Manager shall pay, and shall reimburse CompuServe for its payments of, any national, federal, state, provincial or local sales, use, value-added excise, property, license and services tax (including any penalties, interest or special assessments) assessed by reason of this Agreement or any services, licensing or other performance under this Agreement, and any other similar taxes or assessments. Manager shall also perform all filings and reporting required in connection with any taxes or assessments addressed in this paragraph. The foregoing does not apply to any taxes on CompuServe's net income or taxes assessed against CompuServe for providing its online service to its customers.

     B. ASSIGNMENT. You may not assign your obligations under this Agreement without CompuServe's consent. But if you transfer substantially all of your assets, you may assign this Agreement in connection with this transfer. If this transfer occurs, CompuServe may terminate this Agreement on 90 days' notice. CompuServe may assign (or novate) this Agreement on written notice to Manager.

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

     C. AFFILIATES. "Affiliate" means any organization controlling or owning, controlled or owned by or under common control or ownership with CompuServe, or contractually authorized to provide service consisting of or similar to CompuServe's network of online information service, or a substantial portion thereof. CompuServe may make available the rights and benefits under this Agreement to its Affiliates; provided the Affiliate agrees to be bound by this Agreement with respect thereto. CompuServe will be responsible for securing such agreement and compliance and the terms of this Agreement shall be construed in accordance with this paragraph.

     D. SURVIVING PROVISIONS. In addition to any terms which by their nature should so survive, Sections 5 (Ownership), 7 (Confidentiality), 8
(Solicitation), 9 (Special Relief), 10(C) (disclaimer of certain warranties and responsibilities), 11 (Indemnification and Limitation of Liability), 12 (Termination), 13 (General) and any provisions of the Letter Agreement identified as "Service Alliance" provisions shall survive any expiration or termination of this Agreement, for any reason.

     E. AMENDMENTS. Any amendment to, or extension of, this Agreement must be in writing and signed by an authorized officer of each party.

     F. WAIVER. A party's waiver of any right under this Agreement must be in writing and signed by a representative of the party. No waiver is deemed to be a continuing waiver of the same specified right.

     G. LAW AND JURISDICTION. This Agreement and the parties respective rights and obligations related hereto shall be interpreted under the substantive laws (excluding conflicts rules) of the State of Ohio and, as applicable the U.S.A. Any litigation arising out of or relating to the Agreement or any of its subject matter shall be commenced and maintained only in the state and federal courts located in Franklin County, Ohio.

     H. NOTICES AND CONSENTS. Each notice and consent required under this Agreement must be in writing and is effective on the date sent (by certified mail, return receipt requested, by recognized commercial overnight courier or by fax with confirmation of delivery) to the address or fax number listed in the Letter Agreement or hereafter identified by the recipient. Each party may change its address or fax number by notice to the other party. Unless this Agreement specifically provides otherwise , each party shall provide consents promptly in writing and must not unreasonably withhold them.

     I. INDEPENDENT CONTRACTORS. The parties are independent contractors with respect to each other and shall conduct themselves accordingly at all times. Nothing in this Agreement makes either party an agent or partner of the other. Neither party may, no shall either party purport to, represent or legally bind the other in any manner.

     J. EMPLOYEES, AGENTS AND SUBCONTRATORS. You shall not use any subcontractors to work on the Site who CompuServe disapproves and, if CompuServe so requires, You shall obtain CompuServe's consent, which consent shall not be unreasonably withheld prior to hiring subcontractors to work on the Site. You shall be responsible for assuring that Your employees, agents and subcontractors who perform any aspect of this Agreement are familiar with this Agreement (as well as the Member Agreement) and comply with it at all times.

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

     K. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not effect that of any other provision; the parties agree that any such provision shall be reformed to the extent necessary to make it valid and enforceable.

     L. CONSTRUCTION AND MISCELLANEOUS. These General Terms and Conditions control over any other part of this Agreement in the event of a conflict or inconsistency. The parties agree to give each other such cooperation and assistance (including, without limitation, attending meetings or phone conferences as necessary, assisting with regulatory and enforcement agency inquiries and executing appropriate certificates, assignments, registrations or other documents) as may be necessary to give effect to the intentions of the terms of this Agreement.

     M. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between You and CompuServe with respect to the subject matter hereof and supersedes and replaces proposals, understandings or other communications, written or oral.

CONFIDENTIAL TO COMPUSERVE INCORPORATED                                PAGE B-12